                                      LEASE

                                 by and between

                       Churchill Downs California Company,

                             a Kentucky corporation,

                                  as "Landlord"

                                       and

                              Hollywood Park, Inc.,

                             a Delaware corporation,

                                   as "Tenant"






                         Dated: September 10, 1999


                                            TABLE OF CONTENTS


                                                                                                       PAGE


Article 1. LEASE OF PREMISES..............................................................................1

         1.01     Premises................................................................................1

Article 2. TERM; POSSESSION; ACCEPTANCE...................................................................2

         2.01     Initial Term............................................................................2

         2.02     Extension...............................................................................2

         2.03     The "Term"..............................................................................2

Article 3. RENT...........................................................................................3

         3.01     Base Rent...............................................................................3

         3.02     Common Area Charges.....................................................................4

         3.03     Additional Rent; Rent Defined...........................................................5

         3.04     Interest on Late Payments...............................................................6

Article 4. USE AND OPERATION OF PREMISES..................................................................6

         4.01     Specific Use of Premises................................................................6

         4.02     Compliance with Laws....................................................................7

         4.03     Independent Business....................................................................7

Article 5. MAINTENANCE, REPAIRS AND ALTERATIONS...........................................................7

         5.01     By Tenant...............................................................................7

         5.02     By Landlord.............................................................................8

         5.03     Manner of Repairs.......................................................................8

         5.04     Tenant's Right to Make Repairs..........................................................8

         5.05     Alterations; Improvements; Additions....................................................9

         5.06     Mechanic's Liens........................................................................9

Article 6.  DAMAGE AND DESTRUCTION.......................................................................10

         6.01     Definitions............................................................................10


                                                       -i-
                                                                                                       PAGE

         6.02     Insured Casualty.......................................................................10

         6.03     Uninsured Casualty.....................................................................10

         6.04     Termination of Lease...................................................................11

         6.05     Abatement of Rent......................................................................11

         6.06     Casualty Near End of Term..............................................................12

         6.07     Waiver.................................................................................12

Article 7. INSURANCE, EXONERATION AND INDEMNITY..........................................................12

         7.01     Liability Insurance....................................................................12

         7.02     Property Insurance.....................................................................13

         7.03     Tenant's Property Insurance............................................................14

         7.04     Landlord's Insurance...................................................................14

         7.05     Insurance Policies.....................................................................14

         7.06     Waiver of Subrogation..................................................................14

         7.07     Exoneration and Indemnity..............................................................15

Article 8. ASSIGNMENT, SUBLETTING, HYPOTHECATION.........................................................16

         8.01     Landlord's Consent Required............................................................16

         8.02     Future Consents/Tenant's Liability.....................................................17

         8.03     Tenant Affiliates......................................................................17

         8.04     Security Deposit........................................................................6

         8.05     Assignment Restrictions................................................................17

Article 9. EMINENT DOMAIN................................................................................17

         9.01     Effect on Lease........................................................................17

         9.02     Award..................................................................................18

         9.03     Rebuilding.............................................................................18


                                                      -ii-
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

Article 10. TENANT'S BREACH; LANDLORD'S REMEDIES.........................................................18

         10.01    Tenant's Breach........................................................................18

         10.02    Landlord's Remedies....................................................................20

         10.03    Right to Cure Tenant's Default.........................................................21

         10.04    Landlord's Remedies Not Exclusive......................................................21

         10.05    Receipt of Rents.......................................................................22

Article 11. LANDLORD'S DEFAULT; TENANT'S REMEDIES........................................................22

         11.01    Landlord's Default.....................................................................22

         11.02    Tenant's Remedies......................................................................22

         11.03    Tenant's Remedies Not Exclusive........................................................22

         11.04    Payment of Rents.......................................................................23

Article 12. HAZARDOUS SUBSTANCES.........................................................................23

         12.01    Tenant's Obligations...................................................................23

         12.02    Notice of Release or Investigation.....................................................23

         12.03    Definition of "Hazardous Substance"....................................................23

Article 13. SUBORDINATION, NON-DISTURBANCE and attornment................................................24

Article 14. TAXES AND OTHER CHARGES......................................................................24

         14.01    Payment of Taxes.......................................................................24

         14.02    Tenant's Obligations...................................................................24

         14.03    Right to Contest.......................................................................25

Article 15. UTILITY AND OTHER SERVICES...................................................................25

         15.01    Utility Charges........................................................................25

         15.02    Security; Landlord Nonresponsibility; Indemnity........................................25

Article 16. GENERAL PROVISIONS...........................................................................26

         16.01    Estoppel Certificates..................................................................26

                                                     -iii-
                                                                                                       PAGE


         16.02    Landlord's Right of Entry..............................................................26

         16.03    Waiver.................................................................................27

         16.04    Surrender of Premises; Holding Over....................................................27

         16.05    Notices................................................................................27

         16.06    Partial Invalidity; Construction.......................................................28

         16.07    Captions...............................................................................29

         16.08    Memorandum of Lease....................................................................29

         16.09    Readerboard Signs......................................................................29

         16.10    Signage................................................................................29

         16.11    Brokers' Commissions...................................................................29

         16.12    Attorneys' Fees........................................................................29

         16.13    Counterparts...........................................................................30

         16.14    Sole Agreement.........................................................................30

         16.15    Successors and Assigns.................................................................30

         16.16    Time is of the Essence.................................................................30

         16.17    Survival of Covenants..................................................................30

         16.18    Landlord's Consent or Approval.........................................................31

         16.19    Entire Agreement.......................................................................31

         16.20    Joint and Several Obligations..........................................................31

         16.21    No Offer...............................................................................31

         16.22    Corporate Resolution...................................................................31

                                                          -iv-


                                      LEASE

         This LEASE is made and entered into this 10th day of September, 1999, by and between Churchill Downs California Company, a Kentucky corporation, hereinafter called "Landlord", and Hollywood Park, Inc., a Delaware corporation, hereinafter called "Tenant".

FOR AND IN CONSIDERATION of the mutual covenants and agreements contained herein, Landlord and Tenant hereby agree as follows:



                                   ARTICLE 1.
                                LEASE OF PREMISES

          1.01     PREMISES

          (a) PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain improvements located on a portion of the real property more particularly described on EXHIBIT A attached hereto (the "Property") comprised of the casino building (the "Premises") and commonly known as 3883 West Century Boulevard, Inglewood, California 90303, which Premises are more particularly described in EXHIBIT B attached hereto, subject to all of the terms, covenants and conditions set forth herein. Tenant acknowledges that Landlord has made no representation or warranty, express or implied, regarding the condition of the Premises except as specifically stated in this Lease.

          (b) COMMON AREAS. In addition to the Premises, Tenant shall have a non-exclusive easement and right to use the "Common Areas" of the Property comprised of parking areas, driveways, sidewalks, walkways, loading and unloading areas, trash areas, fences and gates as described and delineated in EXHIBIT C attached hereto. Tenant acknowledges that Landlord has made no representation or warranty, express or implied, regarding the condition of the Common Areas. Landlord shall maintain the Common Areas in neat, clean, safe, good order and condition. With respect to the Common Areas, Landlord shall have the right, from time to time, PROVIDED that Landlord at all times provides sufficient parking facilities for the operation of Tenant's business, access to the Premises, and access between the Racetrack and the Premises all similar in size, utility and convenience to that provided to patrons of the Hollywood Park
- Casino prior to the Closing Date, to (i) make changes to the Common Areas or to close temporarily any of the Common Areas for maintenance purposes; (ii) add additional buildings and improvements to the Common Areas; (iii) use the Common Areas while engaged in making additional improvements, repairs or alterations; and (iv) promulgate reasonable rules and regulations with respect to the use thereof. In no event will Landlord charge patrons who have already paid admission to the Racetrack for readmission to the Racetrack after visiting the Casino.

          (c) PARIMUTUEL SPACE. Notwithstanding anything contained herein to the contrary, Landlord hereby reserves unto itself use and access rights sufficient to allow Landlord to operate the parimutuel activities on that portion of the Premises described and delineated on EXHIBIT D hereto. Landlord shall, at its sole cost and expense, provide simulcasts of all events which are otherwise simulcast from the Racetrack to locations within the Premises consistent with the past practices of Landlord's predecessor in interest immediately prior to the date hereof. Landlord, at its sole cost and expense, shall be responsible for the maintenance, repair and replacement of all equipment necessary to the operation of the Parimutuel Space.

                                   ARTICLE 2.
                          TERM; POSSESSION; ACCEPTANCE

         2.01     INITIAL TERM

         The term ("Initial Term") of this Lease shall commence on [the Closing Date] (the "Commencement Date") and shall continue for a period of one hundred and twenty (120) full calendar months thereafter unless sooner terminated pursuant to any provision hereof. The Initial Term shall end at 11:59 p.m. on September 9, 2009.

         2.02      EXTENSION

         Tenant will have the option (the "Extension Option") to extend the Initial Term for one (1) period of ten (10) years (the "Extension Period") upon the same terms, covenants and conditions as herein contained, except that (i) the Base Rent for any such Extension Period will be increased as provided in
Section 3.01; and (ii) there shall be no further extension options at the end of such ten-year period. Tenant may exercise such option by giving written notice to Landlord ("Exercise Notice") at least nine (9) months before the expiration of the Initial Term. Upon Tenant's giving such Exercise Notice, the Initial Term of this Lease will be automatically extended for the applicable Extension Period without the execution of an extension or renewal lease.

          (a) The Extension Option may be exercised only by written notice delivered by Tenant to Landlord as provided in this Section 2.02(a) and only if, as of the date of delivery of the notice, Tenant is not in Default under this Lease.

          (b) The rights contained in this Section 2.02 may be exercised by the originally named Tenant or by any assignee of Tenant's interest in this Lease if the assignment has been approved or deemed approved by Landlord in accordance with Section 8.01.

          (c) If Tenant properly exercises the Extension Option and Tenant is not in Default under this Lease on the expiration date of the Initial Term, the Term shall be extended for the Extension Period.

         2.03     THE "TERM"

         The phrase "the Term" (and such similar phrases as "the term of this Lease," "the term hereof" and phrases of similar import, whether or not capitalized) will include the Initial Term, plus any Extension Period as to which Tenant exercises its right to extend this Lease pursuant to Section 2.02.

                                   ARTICLE 3.
                                      RENT

          3.01     BASE RENT

          (a) During the Initial Term of the Lease, Tenant shall pay to Landlord rent in the amount of two hundred fifty-thousand dollars ($250,000) per month (the "Base Rent"). Payment of the Base Rent shall be made at Landlord's offices at the Racetrack or at any other place that Landlord may from time to time designate in writing. Payment must be in United States dollars, either in the form of a check or via electronically transmitted funds.

          (b) The Base Rent shall be increased upon the commencement of the Extension Period in accordance with the provisions of Section 3.01(c) herein.

          (c)  Extension Period Rent

               (1) As used herein, the following terms shall have the following meanings:

                    (A) "Index" shall mean the Consumer Price Index for All Urban Consumers U.S. City Average, All Items (base years 1982-1984=100), published by the Bureau of Labor Statistics of the United States Department of Labor. In the event the Index shall hereafter be converted to a different standard reference base or otherwise revised, such conversion factor, formula or table for converting the Index as may be published by the Bureau of Labor Statistics shall be used, or if the Bureau of Labor Statistics shall not publish the same, then such conversion factor, formula or table selected by Landlord as may be published by any other nationally recognized publisher of similar statistical information shall be used. In the event the Index shall cease to be published, then there shall be substituted for the Index such other index of similar nature as is then generally recognized and accepted for like determinations of purchasing power, as Landlord shall select.

                    (B) "Base Index" shall mean the Index in effect for the calendar month which is three (3) months prior to the calendar month in which the Commencement Date occurs. By way of example, if the Commencement Date occurs in February, the Base Index would be the Index for the month of November immediately preceding the Commencement Date.

                    (C) "Adjustment Date" shall mean the date on which the Extension Period commences.

                    (D) "Adjustment Index" shall mean the Index in effect for the calendar month which is three (3) months prior to the calendar month in which the Adjustment Date occurs. If the Index shall cease to be published , and there is no Index in effect for such month, the Adjustment Index shall be the most currently available quotation of the Index published prior to the relevant Adjustment Date.

               (2) The Base Rent shall be adjusted as of the Adjustment Date to be the Base Rent multiplied by a fraction, the numerator of which shall be equal to the Adjustment Index for such Adjustment Date and the denominator of which shall be equal to the Base Index, but in no event less than one (1). Landlord shall, within twenty (20) days after the publication of the Adjustment Index, give notice to Tenant of the Adjustment Index and the resulting adjustment, if any, in the Base Rent as determined by Landlord, and Landlord's computation thereof shall be conclusive and binding (except for mathematical error), but shall not preclude any further adjustment which may be required in the event of a published amendment of the Adjustment Index. If Landlord's notice is not given prior to the Adjustment Date, until receipt of Landlord's notice, Tenant shall pay, as interim Base Rent, the Base Rent in effect immediately prior to the Adjustment Date. Commencing with the next ensuing calendar month following Landlord's notice Tenant shall pay the adjusted Base Rent. Within twenty (20) days of Tenant's receipt of Landlord's notice, Tenant shall pay to Landlord the amount of any adjusted Base Rent previously unpaid due to Landlord's failure to give notice prior to the Adjustment Date. Landlord's delay in giving notice of an adjustment in Base Rent shall not constitute a waiver of Landlord's right to receive such adjusted Base Rent for all periods from and after the applicable Adjustment Date.

          (d) The Base Rent shall be paid in advance on the first day of each month during the Term, without any deduction or offset, prior notice or demand. Tenant's obligation to pay Base Rent shall commence on the Commencement Date. If the Commencement Date shall be a day other than the first day of the calendar month, or, if the Term shall end on any day other than the last day of the calendar month, then the Base Rent for the first and/or last partial calendar month of the Term, as the case may be, shall accrue on a daily basis for each day of that fractional month at a daily rate equal to 1/30th of the Base Rent. All other payments or adjustments that are required to be made under the terms of this Lease and that require proration on a time basis shall be prorated on the same basis.

          (e) On the date Tenant executes this Lease, Tenant shall pay to Landlord the sum of $250,000 which amount represents the Base Rent for the first full calendar month of the Term.

          (f) Tenant shall pay to Landlord the Base Rent, Common Area Charges, Additional Rent and other payments due hereunder without abatement, deduction or set-off except as otherwise expressly provided herein.

          3.02 COMMON AREA CHARGES. Tenant shall pay to Landlord during the Term hereof certain Common Area Charges (as defined below) in accordance herewith. Common Area Charges shall be allocated to Tenant and Landlord in proportion to their respective use of each of the facilities comprising the Common Areas.

          (a) "Common Area Charges" shall be an amount equal to Tenant's share of the costs, if any, incurred by Landlord in the exercise of its reasonable discretion, for the operation, repair and maintenance of the Common Areas as described in Section 1.01(c) herein, provided however, Landlord shall be solely responsible for all costs, expenses and taxes related to the construction of any additional buildings or similar capital improvements to the Common Areas or any maintenance thereto subsequent to the execution date of this Lease.

          (b) In the event of a dispute between Landlord and Tenant as to the determination of Tenant's share of Common Area Charges, Landlord's auditors and Tenant's auditors shall have 15 days after submission of a dispute to seek to mutually agree upon such determination. If they are unable to agree, they shall mutually select another "Big 5" accounting firm which shall make the determination and whose decision, in the absence of manifest error, shall be conclusive and binding on the parties, each of whom shall be entitled to present evidence in support of its position. The cost of the parties accounting firms shall be borne by the respective parties and the costs of any third accounting firm selected shall be borne equally by Landlord and Tenant.

          (c) Common Area Charges shall be payable by Tenant within thirty (30) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord. At Landlord's option, however, an amount may be estimated by Landlord from time to time of Common Area Charges and the same shall be payable in twelve (12) equal installments during each calendar month of the Term, on the same day as the Base Rent is due hereunder. Landlord shall deliver to Tenant within sixty (60) days after the expiration of each calendar year a reasonably detailed statement showing the actual expenses comprising elements of Common Area Charges incurred during the preceding year. In the event Tenant has paid estimates of Common Area Charges as aforesaid and such payments exceed the actual charges indicated on Landlord's statement, Tenant shall be entitled to credit the amount of such overpayment against future payments of Base Rent. If Tenant's payments were less than Tenant's share of actual charges as indicated on such statement, Tenant shall pay to Landlord the amount of the deficiency within twenty (20) days after delivery by Landlord to Tenant of such statement.

          (d) Tenant, at its expense, may make, or cause to be made, an audit of all books and records of Landlord, including its respective bank accounts which in any way pertain to the accuracy of the Common Area Charges. Landlord shall give Tenant and its designated representatives access to such books and records at all reasonable times for purposes of making any such audit and preparing any such statement, report or financial statements. Such audit shall be made and such statements and reports shall be prepared by a person or persons selected by Tenant. The costs thereof shall be paid by Tenant; provided, however, that if such audit results in an adjustment of five percent (5%) or more or discloses any willful inaccuracy of Landlord, the cost of such audit shall be borne by Landlord.

          (e) Notwithstanding the foregoing, if Landlord makes the election set forth in the Parking License to use parking facilities on the property subject thereto, all Common Area Charges shall abate for so long as the Parking License, executed concurrently with this Lease, remains in effect.

          3.03     ADDITIONAL RENT; RENT DEFINED

          (a) In addition to the Base Rent, Tenant shall also pay as additional rent ("Additional Rent"), without deduction or offset, all Common Area Charges, other charges relating to Tenant's use of the Premises, including, without imitation, charges for utilities, taxes, and all other charges, fees, costs, taxes, impositions, expenses and other sums required to be paid by Tenant under the provisions of this Lease whether or not the same shall be designated as Additional Rent. In the event of nonpayment of any Additional Rent when due, Landlord shall have all of the rights and remedies provided hereunder or by law for the nonpayment of rent.

          (b) As used in this Lease, the term "Rent" shall include Base Rent for the Premises, Common Area Charges and Additional Rent.

         3.04     INTEREST ON LATE PAYMENTS.

         Any Rent or other amounts due from Tenant to Landlord hereunder which are not paid within five (5) days after the same becomes due shall bear interest at a rate (the "Agreed Rate") equal to two percent (2%) per annum in excess of the "reference rate" as announced by Bank of America, National Association, as such rate may change from time to time, from the date due until the date paid, regardless of whether a notice of default or any other notice is given by Landlord; provided, however, if such rate is greater than the maximum rate of interest then permitted to be charged by law, the Agreed Rate shall be such maximum rate permitted by law. In the event that Bank of America, National Association, shall cease to exist or shall cease to announce a "reference rate" (or equivalent prime rate), there shall be substituted such alternative bank, alternative rate or alternative office as Landlord shall select. Acceptance of interest by Landlord shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any other rights or remedies.

         3.05 SECURITY DEPOSIT

         Tenant shall deposit an amount equal to one month's Base Rent with Landlord as a security deposit for the performance by Tenant of the provisions of this Lease, which shall not be construed as an advance payment of Rent hereunder. If Tenant is in Default hereunder, Landlord shall be entitled to use the security deposit, or any portion of it, to cure the Default or to compensate Landlord for damages sustained by Landlord resulting from Tenant's Default. Tenant shall immediately upon demand pay to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord as provided in this
Section 3.05 so as to maintain the security deposit in the sum initially deposited with Landlord. If Tenant is not in Default at the expiration or termination of this Lease, Landlord shall return the security deposit to Tenant within fourteen (14) days after the expiration of the Term of this Lease or after Tenant has vacated the Premises, whichever is later. Landlord (i) may commingle the security deposit with Landlord's general funds, and (ii) shall not pay Tenant interest on the security deposit. THIS PROVISION SHALL NOT APPLY TO THE ORIGINALLY NAMED TENANT UNDER THIS LEASE OR TO ANY ASSIGNEE WITH A NET WORTH EQUAL TO OR IN EXCESS OF THE MINIMUM NET WORTH.



                                   ARTICLE 4.
                          USE AND OPERATION OF PREMISES

         4.01     SPECIFIC USE OF PREMISES

         Tenant shall use and occupy the Premises as a card club and/or for other forms of legalized gaming, and for private parties, meetings and other ancillary uses and for no other purpose without the prior written consent of Landlord. Notwithstanding the foregoing, in the event any permitted use of the Premises becomes illegal, Tenant may use the Premises for any lawful purpose so long as such use (i) does not materially increase the burdens on the Building Systems (as that term is Section 5.01) or the Common Areas (including without limitation, parking); (ii) does not increase the real estate tax or insurance costs, unless Tenant agrees to pay any such increases; and (iii) does not compete with the types of business conducted by Landlord on the Property. Tenant understands that Landlord's primary business is the operation of a racetrack on the Property, not the leasing of commercial space, and that Landlord is entering into this transaction primarily to ensure the existence, at this location, of a first-class card club. Tenant agrees that it will not change the name of the card club without the prior consent of Landlord. Tenant shall not allow the Premises to be used for any unlawful purpose, nor shall Tenant cause or permit any noxious use of or nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which will in any way increase the rate or jeopardize the coverage of insurance thereon.

          4.02     COMPLIANCE WITH LAWS

          Landlord and Tenant shall cause all maintenance, repair and alterations to the Premises to be performed in a good and workmanlike manner and in compliance with all federal, state, county, city, or government agency laws, statutes, ordinances, standards, rules, requirements or orders now in force or hereafter enacted, promulgated, or issued and any covenants and restrictions of record (including, without limitation, government measures regulating or enforcing public access, occupational, health, or safety standards for employers, employees, landlords, or tenants) (collectively, "Applicable Laws"). The obligation and expense of making any repairs, replacements, alterations or improvements to the Premises necessary to comply with all Applicable Laws shall be allocated between Landlord and Tenant pursuant to Article 5 herein.

         4.03     INDEPENDENT BUSINESS

         By this Lease, neither party acquires any right, title or interest in or to any property of the other party except such rights as are specifically stated in this Lease. The relationship between Landlord and Tenant is solely that of landlord and tenant, and is not and shall not be deemed to be a partnership or joint venture.

                                   ARTICLE 5.
                      MAINTENANCE, REPAIRS AND ALTERATIONS

         5.01     BY TENANT

         Tenant will, at its sole cost and expense, perform such maintenance and repairs as are necessary to keep and maintain the non-structural portions of the Premises and all Building Systems (as hereinafter defined) in good and sanitary order, condition and repair, but excluding ordinary wear and tear; provided, however, that damage caused by casualty or by subsidence or other earth movement or by Landlord's failure to perform its obligations under this Lease shall be governed by Articles 6 and 11, respectively. For purposes of this Lease, the term "Building Systems shall mean all systems and equipment serving the building and other improvements comprising the Premises, including, without limitation, mechanical, plumbing, electrical, fire/life safety, elevator, escalator, and heating, ventilation and air conditioning ("HVAC") systems.

         5.02     BY LANDLORD

         Landlord will, at its sole cost and expense, perform such maintenance, repairs and replacements as are required to maintain in good order, condition and repair all structural components of the Premises, including but not limited to, roof (including skylights and trap doors), foundation, footings, load-bearing and exterior walls, columns and all other structural elements of the Premises. Further, if at any time during the Term hereof, any of the Building Systems, or any components thereof, require replacement or repair, the cost of which would be treated as a capital expenditure under generally accepted accounting principles, (i) Landlord shall promptly perform and pay for such replacement or repair, and (ii) Tenant shall reimburse Landlord annually an amount equal to the cost of any such repair or replacement, fully amortized over its useful life in accordance with generally accepted accounting principles together with interest at the reference rate (as that term is defined in Section 3.04) on the date of the commencement of the replacement or repair, to the extent so amortized during the Term hereof. Landlord will not be in default of its obligations under this Section 5.02 if Landlord performs the repairs, replacements and maintenance within twenty (20) days after written notice by Tenant to Landlord of the need for such repairs, replacements and maintenance. If, due to the nature of the particular repair, replacement or maintenance obligation, more than twenty (20) days are reasonably required to complete it, Landlord will not be in default under this Section 5.02 if Landlord begins work within such twenty (20) day period and diligently prosecutes the work to completion. Except as otherwise provided in this Lease, Tenant waives its rights, including its right to make repairs at Landlord's expense, under California Civil Code Sections 1941 - 1942 or any similar law, statute or ordinance now or hereafter in effect.

         5.03     MANNER OF REPAIRS

         All maintenance, repairs and replacements required to be made by either party hereunder will be made in compliance with Applicable Laws and in a good and workmanlike manner, using materials at least substantially comparable to the materials used in the original construction (or most recent renovation, if applicable) of the Premises. Each party shall commence its maintenance, repairs and replacements promptly after notification by the other of the need therefor, and carry out and complete the same with all due diligence and in such a manner as to cause the least possible inconvenience to the other in the conduct of its business at the Property. If repairs by one party can be made outside of the other party's business hours without substantial additional cost, reasonable efforts will be made to do so.

         5.04     RIGHT TO MAKE REPAIRS

         Notwithstanding anything to the contrary herein, if one party provides notice to the other party of an event, condition or circumstance that requires repair, replacement or maintenance by the other party under Section 5.02, and if such party fails to complete such repair, maintenance or replacement within the period specified in Section 5.02, then the requesting party may (but shall not be obligated to) perform such repair, replacement or maintenance on the other party's behalf and at such party's cost and expense. If any repair, replacement or maintenance for which one party is responsible hereunder is of an emergency nature which, if not attended to promptly, might result in injury to persons or damage to property, or interfere with the conduct of the other party's business at the Property, then the other party, without prior notice, may perform such repairs, replacements or maintenance on the responsible party's behalf and at such party's cost and expense. Any sums owing from one party to the other under this Section 5.04 shall be due immediately at the time the sum is paid and, if paid at a later date, shall bear interest at the Agreed Rate from the date the sum is paid until reimbursed.

         5.05     ALTERATIONS; IMPROVEMENTS; ADDITIONS

         Tenant shall be permitted to make any and all alterations, improvements, additions or installations ("Improvements") in or about the Premises without Landlord's consent so long as the estimated cost of any such Improvement does not exceed $100,000 and does not affect the structural parts of the Premises. Tenant shall not make or permit the making of any Improvements that affect the structural parts of the Premises or that have an estimated cost in excess of $100,000 without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. No Improvements shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all municipal and other governmental permits and authorizations of the various municipal departments and governmental subdivisions having jurisdiction, and Landlord shall join in the application for such permits or authorizations whenever such action is necessary. Worker's compensation insurance covering all persons employed in connection therewith and with respect to whom death or bodily injury claims could be asserted against Landlord shall be maintained by Tenant at all times when any work is in progress in connection with any changes or alterations. All Improvements which may be made on the Premises by Tenant or any subtenant shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration or prior termination of the Lease at the election of Landlord. In the event that Landlord elects to have such Improvements removed, Tenant shall upon notice from Landlord remove any and all Improvements constructed by Tenant as directed by Landlord and shall restore the Premises to the condition it was in prior to the construction of such Improvements.

         5.06     MECHANIC'S LIENS

         Tenant shall promptly pay in cash or its equivalent and discharge all claims for work or labor done or goods or materials furnished by third parties at the Premises, at the request of Tenant or any Subtenant and shall keep the Premises free and clear of all mechanic's and materialman's liens in connection therewith. If any mechanic's or materialman's lien is filed for work done on behalf of Tenant or any Subtenant at, or materials supplied to, the Premises by a third party, Tenant shall remove such lien by payment or bond (regardless of whether Tenant contests the claim made by the person asserting such lien and regardless of whether such claim is valid or has any basis in fact or law) not later than thirty (30) days after written demand for such removal is made by Landlord. If Tenant shall fail to discharge any such lien within such 30-day period, then in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, take such action or pay such amount as Landlord, in its sole discretion, shall deem appropriate to remove such lien, and Tenant shall pay to Landlord as Additional Rent all amounts (including attorneys' fees) paid or incurred by Landlord in connection therewith within five (5) days after demand by Landlord, together with interest at the Agreed Rate from the date of payment by Landlord. Notwithstanding the foregoing, Tenant shall have the right to contest the correctness or the validity of any such lien if, immediately upon demand by Landlord, Tenant procures and records a lien release bond issued by a corporation authorized to issue surety bonds in California in an amount equal to one and one-half times the amount of the claim of lien. The bond shall meet the requirements of Civil Code ss. 3143 or any similar or successor statute and shall provide for the payment of any sum that the claimant may recover on the claim (together with costs of suit, if it recovers in the action). Landlord shall have the right to post and keep posted at any and all times on the Premises any notices for the protection of Landlord and the Premises from any such claim. Tenant shall, before the commencement of any work, or the delivery of any materials, which might result in any such lien, give to Landlord written notice of its (or any subtenant's) intention to perform such work or obtain such materials in sufficient time to enable the posting of such notices.

                                   ARTICLE 6.
                             DAMAGE AND DESTRUCTION

          6.01     DEFINITIONS

          For purposes of this Lease, the following terms will have the meanings indicated:

          (a) "Insured Casualty" means damage or destruction to improvements on the Premises required to be covered by the insurance described in Section 7.02, including any deductible amounts or coverage limits.

          (b) "Uninsured Casualty" means damage or destruction to improvements on the Premises which is not an Insured Casualty.

          (c) "Threshold Amount" means an amount equal to (i) ten percent (10%) of the replacement cost of the Premises at the time of a casualty, without deduction for depreciation, plus (ii) available insurance proceeds, if any, payable with respect to an earthquake or other Uninsured Casualty.

         6.02     INSURED CASUALTY

         If an Insured Casualty occurs, Landlord, at its cost and expense, will promptly repair, restore and rebuild the improvements on the Premises in a good and workmanlike manner and with all due diligence, to substantially the same condition as existed immediately before the Insured Casualty; provided, however, that if so requested by Tenant and approved by Landlord, acting reasonably, Landlord will incorporate such changes and modifications in the improvements as Tenant reasonably determines will make the improvements more useful for the conduct of Tenant's business, so long as the value of the improvements as so changed or modified will be generally comparable to the value of the improvements immediately before the Insured Casualty. Any deductibles or coverage limits shall be shared equally between Landlord and Tenant.

         6.03     UNINSURED CASUALTY

         If an Uninsured Casualty occurs and the cost to repair and restore the same does not exceed the Threshold Amount, Landlord will promptly perform such repairs and restoration and the costs thereof shall be shared equally between Landlord and Tenant. If, however, the cost to repair and restore an Uninsured Casualty exceeds the Threshold Amount, Landlord may either: (i) perform such repairs and restoration at its expense, in which case this Lease will remain in full force and effect, or (ii) terminate this Lease by giving written notice to Tenant within sixty (60) days after Landlord becomes aware of the occurrence of the Uninsured Casualty. Such termination will be effective sixty (60) days following Tenant's receipt of such notice; provided, however, that such termination will not occur and this Lease will remain in full force and effect, and Landlord will promptly repair and restore the Premises at Tenant's sole cost and expense, if prior to the effective date of such termination Tenant gives written notice to Landlord that Tenant will pay the cost of such repairs and restoration. Landlord may require reasonable evidence of Tenant's financial ability to pay such costs and expenses. All repairs and restoration required to be performed by Landlord pursuant to this Section 6.03 will be performed in the same manner as provided in Section 6.02.

         6.04     TERMINATION OF LEASE

         Within thirty (30) days after the occurrence of any damage to or destruction of the Premises (whether insured or uninsured) which Landlord is obligated or elects to repair and restore pursuant to this Article 6, Landlord will give written notice to Tenant setting forth Landlord's contractor's reasonable determination as to the time necessary to complete such repairs and restoration ("Landlord's Repair Time Estimate"). Notwithstanding anything to the contrary herein, if Landlord's Repair Time Estimate indicates that it will take more than two hundred and seventy (270) days after the occurrence of such damage or destruction to complete such restoration or repair, Tenant may terminate this Lease by written notice to Landlord within thirty (30) days after Tenant's receipt of Landlord's Repair Time Estimate. If Tenant is not entitled or elects not to terminate this Lease pursuant to the preceding sentence, Landlord will commence the repair and restoration promptly and will diligently prosecute such work to completion. If during the course of such work Landlord determines that such repair and restoration may not be completed within two hundred seventy
(270) days after the occurrence of the damage or destruction, then Landlord will promptly provide Tenant with a revised written schedule for completion of the repairs and restoration. Tenant may, within ten (10) days after notice of such revised schedule, inform Landlord in writing that it (a) accepts such revised schedule (in which case this Lease will remain in full force and effect according to its terms) or (b) elects to terminate this Lease (in which case this Lease will terminate as of the date indicated below). If Tenant fails to respond within ten (10) days after receipt of written notice of such revised schedule, Tenant will be deemed to have accepted such revised schedule. If the repair and restoration of the Premises is not actually completed within two hundred seventy (270) days after the occurrence of the damage or destruction, or within fourteen (14) days after the applicable revised scheduled completion date (if any), agreed to by Tenant in writing, then Tenant may terminate this Lease by written notice to Landlord at any time thereafter and prior to the actual completion of such repair and restoration in excess of the Threshold Amount. If Tenant exercises its right to terminate pursuant to this Section 6.04, then this Lease will terminate as of the date set forth in Tenant's written notice to Landlord. If Tenant does not exercise its right to terminate this Lease pursuant to this Section 6.04, then this Lease will continue in full force and effect according to its terms.

         6.05     ABATEMENT OF RENT

         If the Premises are rendered untenantable by reason of any Insured or Uninsured Casualty, or if it is impractical for Tenant to continue to operate its business within the tenantable portion of the Premises, either due to lack of access or utilities or for any other cause arising as a result of the Insured or Uninsured Casualty, the Rent and all other charges payable by Tenant under this Lease will abate for the period from the date of the damage or destruction until the earlier to occur of (a) ten (10) business days following delivery of the Premises to Tenant after completion of Landlord's repair and restoration work or (b) the date that Tenant reopens for business in the Premises. If only a portion of the Premises is rendered untenantable by reason of such Insured or Uninsured Casualty and it is practical for Tenant to continue to operate within the Premises following such casualty, the Rent and other charges payable by Tenant will abate proportionately based upon the extent and duration of such period of untenantability.

         6.06     CASUALTY NEAR END OF TERM

         Anything in this Article 6 to the contrary notwithstanding, if the Premises are destroyed or substantially damaged by an Insured or Uninsured Casualty during the last twenty four (24) months of the Term, and the Premises cannot be completely restored within a period of ninety (90) days from the date of such damage, this Lease may be terminated upon written notice by either party to the other given within thirty (30) days after the occurrence of such damage. However, if at the time of said damage Tenant has a right to extend the Term pursuant to Section 2.02 hereof, Landlord may not terminate this Lease until it has given Tenant notice of Landlord's intent to terminate this Lease and Tenant fails to exercise said right of extension within thirty (30) days after receipt of said notice. If Tenant fails to exercise said right of extension within thirty (30) days after receipt of such notice from Landlord, this Lease will terminate effective forty five (45) days after Tenant's receipt of said notice from Landlord.

         6.07     WAIVER

         Except as otherwise expressly provided in this Article 6, destruction or damage to the Premises will not terminate this Lease, notwithstanding any laws of California. If this Lease is terminated pursuant to this Article 6, Tenant will be relieved from all liabilities hereunder except the liability to pay Rent up to the date of such casualty and any accrued charges, costs and expenses required to be paid by Tenant hereunder up to said date. Such termination will not impair or affect the right of either party hereto to any remedy for breach by the other of any obligation under this Lease occurring prior to such termination.

                                   ARTICLE 7.
                      INSURANCE, EXONERATION AND INDEMNITY

         7.01     LIABILITY INSURANCE

         Tenant shall obtain and keep in force during the Term of this Lease a Commercial General Liability policy of insurance protecting Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury or personal advertising injury, and property damage based upon, involving, or arising out of the ownership, use, occupancy, or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less the average limitation then being maintained by reputable owners or operators of similar space based on Tenant's use (and the parties agree that current levels for Casino operation is not less than Ten Million Dollars and No Cents ($10,000,000.00) per occurrence). Such insurance shall be with an "Additional Insured-Managers or Landlords of Property" Endorsement and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke, or fumes from a hostile fire. Such policy shall not contain any intra-insured exclusions as between insured persons or entities, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease. During the construction, alteration, or repair of any improvements on the Premises, the party contracting for said construction shall provide and maintain workers' compensation and employers' liability insurance covering all persons employed in connection with such construction, alteration, or repair and with respect to whom death or personal injury claims could be asserted against Landlord, Tenant, or the Premises.

          7.02     PROPERTY INSURANCE

               (a) BUILDING AND IMPROVEMENTS. Landlord shall obtain and keep in force during the Term a policy or policies of insurance insuring against damage to, or destruction of any improvements comprising the Premises, together with all fixtures, machinery and equipment therein and thereon. The amount of such insurance shall be equal to the full replacement cost of the improvements comprising the Premises, as such cost shall change from time to time, or such greater amount as may be required pursuant to Applicable Laws. Such policy or policies shall insure against all risks of direct physical loss or damage (including, if mutually approved of by Landlord and Tenant or required by Landlord's mortgagee, the perils of flood and/or earthquake if and to the extent obtainable on commercially reasonable terms, including, without limitation, coverage for any additional costs resulting from debris removal and coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any Applicable Law as the result of a covered cause of loss). Such policy or policies shall also contain an agreed valuation provision (in lieu of any coinsurance clause), and waiver of subrogation. If such insurance coverage has a deductible clause, the deductible amount shall not exceed fifty thousand dollars ($50,000) per occurrence.

               (b) RENTAL VALUE. Landlord shall, in addition, obtain and keep in force during the Term a policy or policies in the name of Landlord, with loss payable to Landlord, insuring the loss of the Rent for one (1) year. Such insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one (1) full year's loss of rental revenues from the date of any such loss. Such insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Tenant, for the next one (1) year. Tenant shall be liable for any deductible amount in the event of such loss. Tenant may obtain its own policy of business interruption insurance.

               (c) TENANT'S REIMBURSEMENT OBLIGATIONS. Tenant will reimburse Landlord for all insurance costs incurred under this Section 7.02 ("Reimbursable Insurance Costs"). Immediately on receipt of each insurance bill covering a Reimbursable Insurance Cost, Landlord will furnish a copy to Tenant. Tenant will pay the amount of the Reimbursable Insurance Cost for which it is responsible hereunder to Landlord within twenty (20) days of its receipt of the insurance bill.

         7.03     TENANT'S PROPERTY INSURANCE

         Tenant, at its sole cost, shall either by separate policy or, at Landlord's option, by endorsement to a policy already carried, maintain insurance coverage on all of Tenant's personal property in, on, under, or about the Premises similar in coverage to that carried under Paragraph 7.02 hereof. Such insurance shall be full replacement cost coverage with a deductible of not to exceed Fifty Thousand Dollars and No Cents ($50,000.00) per occurrence. The proceeds from any such insurance shall be used by Tenant for the replacement of personal property.

         7.04     LANDLORD'S INSURANCE

         Landlord, at its expense, may obtain and keep in force during the Term of this Lease a blanket policy of public liability insurance covering the Premises.

         7.05     INSURANCE POLICIES

         Insurance required hereunder shall be kept in companies duly licensed to transact business in the State of California and if such company is rated, maintaining during the policy term a "General Policyholders Rating" of at least A, VIII (or such lesser rating as may be reasonably acceptable to the non-insuring party), as set forth in the most current issue of "Best's Insurance Guide." Neither party shall do or permit to be done anything which shall invalidate the insurance policies referred to in this Article 7. With respect to insurance required of the parties hereunder, the party undertaking to obtain such insurance (the "Insuring Party") shall cause to be delivered to the other party (the "Non-Insuring Party") certified copies of policies of insurance or certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clauses as required by this Lease. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice from the Insuring Party to the Non-Insuring party. The Insuring Party shall, at least fifteen (15) days prior to the expiration of such policies, furnish the Non-Insuring Party with evidence of renewals or "insurance binders" evidencing renewal thereof, or else the Non-Insuring may order such insurance and charge the cost thereof to the Insuring Party, which amount shall be payable upon demand. If an Insuring Party shall fail to procure and maintain the insurance required to be carried by it under this Article 7, the Non-Insuring Party may, but shall not be required to, procure and maintain such insurance, but at the Insuring Party's expense.

         The insurance provided for herein may be brought within the coverage of a so-called "blanket" policy or policies of insurance carried and maintained by Tenant or Landlord if (i) Landlord and, if requested by Landlord, any mortgagee of Landlord shall be named as additional insureds or loss payees thereunder as required in this Article 7, (ii) the coverage afforded Landlord and Tenant shall not be reduced or diminished by reason of the use of such "blanket" policy or policies and (iii) all of the other requirements set forth in this Article 7 are satisfied.

         7.06     WAIVER OF SUBROGATION

         To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waives any right to recover against the other (a) damages for injury to or death of persons, (b) damages to property, (c) damage to the Premises or any part thereof, and (d) claims arising by reason of any of the foregoing, but only to the extent that any of the foregoing damages and/or claims are covered (then only to the extent of such coverage) by insurance actually carried, or required by this Lease to be carried, by either Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation in any insurer. Each party shall cause each insurance policy obtained by it to permit such waiver of subrogation or to provide that the insurer waives all right of recovery by way of subrogation against either party in connection with any damage covered by such policy. If any insurance policy cannot be obtained permitting or providing for a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurers issuing policies not permitting or providing for a waiver of subrogation, the party undertaking to obtain such insurance shall notify the other party in writing of this fact. The other party shall have a period of fifteen (15) days after receiving the notice either to place the insurance with an insurer that is reasonably satisfactory to the other party and that will carry the insurance permitting or providing for a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If such insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party shall be relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved during the policy period of such insurance, but such obligation shall revive (subject to the provisions of this Section 7.06) upon the expiration of such policy period.

     7.07     EXONERATION AND INDEMNITY

     (a) Tenant shall indemnify Landlord and its Affiliates, and each of their respective agents, contractors, officers, shareholders and employees and hold each of them harmless from and against any and all losses, liabilities, judgments, settlements, causes of action, suits, costs and expenses (including reasonable attorneys' fees and other costs of investigation and defense) which they may suffer or incur by reason of any claim asserted by any person arising out of, or related to (or allegedly arising out of or related to): (i) Tenant's use and occupancy of the Premises, use of the Common Areas and Tenant's activities in and about the Premises or the Common Areas including, without limitation, use or occupancy by Tenant's employees, suppliers, shippers, customers and invitees; (ii) any failure by Tenant to perform any material obligation to be performed by Tenant under the terms of this Lease; or (iii) any wrongful act, wrongful omission, negligence or willful misconduct of Tenant or any of its agents, employees, representatives, officers, directors or independent contractors. If any action or proceeding is brought against Landlord or any of its Affiliates (or any of their respective agents, contractors, officers, shareholders or employees) by reason of any such claim, Tenant, upon Landlord's request, shall defend the same by counsel reasonably satisfactory to Landlord, at Tenant's expense.

     (b) Landlord shall indemnify Tenant and its affiliates, and each of their respective agents, contractors, officers, shareholders and employees and hold each of them harmless from and against any and all losses, liabilities, judgments, settlements, causes of action, suits, costs and expenses (including reasonable attorneys' fees and other cost of investigation and defense) which they may suffer or incur by reason of any claim asserted by any person arising out of, or related to (or allegedly or arising out of or related to): (i) any failure by Landlord to perform any material obligation to be performed by Landlord under the terms of this Lease; (ii) any wrongful act, wrongful omission, negligence or misconduct of Landlord or any Affiliate of Landlord or any of its or their agents, employees, representatives, officers, directors or independent contractors; and (iii) Landlord's activities in and about the Premises or the Common Areas. If any action or proceeding is brought against Tenant or any of its affiliates (or any of their respective agents, contractors, officers, shareholders or employees) by reason of any such claim, Landlord upon Tenant's request, shall defend the same by counsel satisfactory to Tenant at Landlord's expense.

                                   ARTICLE 8.
                      ASSIGNMENT, SUBLETTING, HYPOTHECATION

         8.01     LANDLORD'S CONSENT REQUIRED

         Except as otherwise provided herein, Tenant will not assign this Lease or, except as provided below, sublease all or part of the Premises to any third party without Landlord's prior written consent which consent shall not be unreasonably withheld or delayed. Notwithstanding any such consent, no assignment or sublease shall be effective until the assignee or sublessee shall have obtained all required permits and licenses to use the Premises for its permitted uses. In the event of a proposed assignment or sublease requiring Landlord's consent, Tenant will give written notice thereof ("Tenant's Notice") to Landlord indicating the general nature of the proposed transaction, and the proposed assignee's or subtenant's identity and financial condition and the contemplated use of the Premises or the portion to be subleased, as the case may be. If an assignee or sublessee is required to be licensed by the California Gambling Commission (the "Commission"), Tenant agrees to provide Landlord with the same information, at the same time, as the proposed assignee or sublessee provides to the Commission in connection with such licensing. Landlord will notify Tenant in writing within thirty (30) days after the date of Tenant's Notice as to whether Landlord grants or withholds its consent to the proposed assignment or subletting and, if such consent is withheld, describing in reasonable detail the basis therefor. Landlord has heretofore approved Century Gaming Management, Inc., a California corporation ("CGM"), as the Casino Operator. If, at any time, Tenant proposes to sublease the Premises to a casino operator other than CGM, the requirements of this Section 8.01 shall apply. In respect of such a sublease, (i) Tenant shall notify Landlord of such proposal (the "Sublease Notice") at least sixty (60) days prior to the date such sublease term is to commence, which notice shall include the identity of the proposed sublessee (the "Proposed Sublessee"), the equity owners and any other principals managing the affairs of the Proposed Sublessee together with financial statements for the Proposed Sublessee, if available (collectively, the "Sublessee Information"), and (ii) Tenant or the Proposed Sublessee shall provide Landlord with copies of any applications, forms, data and information provided to the California Gaming Commission in connection with the licensing of the Proposed Sublessee and not already provided as part of the Sublessee Information (collectively, the "Gaming Submittals"). Landlord, in the exercise of its reasonable judgment, may also request additional information concerning the Proposed Sublessee. If Landlord shall have received the Sublease Notice, the Sublessee Information and the Gaming Submittals and thereafter rejects a Proposed Sublessee which has been duly licensed as an operator of a casino by the California Gaming Commission, Tenant shall be entitled to an abatement of rent for the period commencing on the latter to occur of (A) the date sixty (60) days after the date that Landlord shall have received all of the Sublease Notice, the Sublessee Information and the Gaming Submittals, and (B) the date that the California Gaming Commission issues a license to the Proposed Sublessee, and ending on the date that the Landlord and Tenant agree on the identity of a mutually acceptable and licensed sublessee. Notwithstanding anything to the contrary contained herein, Tenant may freely sublease the meeting rooms, restaurants, retail areas or similar portions of the Premises from time to time, without the consent of Landlord.

         8.02     FUTURE CONSENTS/TENANT'S LIABILITY

         Landlord's consent to one assignment or sublease will not be deemed to constitute its consent to any future assignments or subleases, whether by Tenant or any assignee or subtenant. No assignment of this Lease or sublease will relieve Tenant of its obligations hereunder with respect to the balance of the Term; provided, however, that if the assignee has a net worth in excess of Two Hundred Million Dollars ($200,000,000) ("Minimum Net Worth") at the time of the assignment, and assumes the obligations of Tenant hereunder accruing from and after the assignment, Tenant shall be released of all obligations and liabilities hereunder accruing subsequent to the assignment. Any assignment or subletting hereunder will be pursuant to an instrument reasonably satisfactory to Landlord, and the assignee or subtenant will agree for the benefit of Landlord to be bound by, assume and perform all the terms, covenants and conditions thereafter to be performed by or applicable to Tenant hereunder. Any purported assignment or subletting not in compliance with this Article 8 will be null and void and will constitute a breach of this Lease.

         8.03     TENANT AFFILIATES

         Notwithstanding anything to the contrary herein, Landlord's consent will not be required for any assignment or subletting to a Tenant Affiliate. "Tenant Affiliate" will mean any of the following: (i) any person directly or indirectly controlling or controlled by or under common control with Tenant;
(ii) any person which succeeds to the interest of Tenant under this Lease by reason of the merger, consolidation or dissolution of Tenant; and (iii) any person acquiring all or substantially all of the operating assets of Tenant or any of its divisions. "Person" will mean one or more human beings or legal entities or other artificial persons, including, without limitation, partnerships, corporations, firms, associations, groups, limited liability companies or partnerships, trusts, estates and any combination of human beings and legal entities.

         8.04     ASSIGNMENT RESTRICTIONS

         Any attempt to assign or otherwise transfer this Lease or to sublet space in the Premises without any required Landlord consent shall be void and shall, at the option of Landlord, terminate this Lease.

                                   ARTICLE 9.
                                 EMINENT DOMAIN

         9.01     EFFECT ON LEASE

         If the Premises or any portion thereof are taken or damaged, including severance damage, under the power of eminent domain or by inverse condemnation or for any public or quasi-public use, or voluntarily conveyed or transferred in lieu of an exercise of eminent domain or while condemnation proceedings are pending (all of which are herein called

"condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If so much of the Premises is taken by condemnation that the remainder is unsuitable for Tenant's continued occupancy for the uses and purposes for which the Premises are leased, Tenant shall have the option, exercisable only by written notice to Landlord within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken title or possession, whichever first occurs), to terminate this Lease as of the later of the date the condemning authority takes such title or possession (whichever first occurs) or the date Tenant vacates the Premises; provided, however, that if Landlord disagrees with Tenant's determination that the portion of the Premises remaining after condemnation is unsuitable for Tenant's occupancy, such controversy shall be settled by arbitration in Los Angeles, California in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. In the event that less than all of the Premises shall be taken by condemnation and Tenant does not elect to terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent and applicable Additional Rent shall be reduced in the same ratio that the floor area of the portion of the Premises taken by such condemnation bears to the floor area of the Premises immediately before such condemnation.

         9.02     AWARD

         In the event of any Taking, whether whole or partial, Landlord and Tenant shall be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceedings.

         9.03     REBUILDING

         In the event that this Lease is not terminated by reason of such condemnation, Landlord shall, to the extent of the awards applicable to the building of which the Premises are a part actually received by Landlord and Tenant in connection with such condemnation, and subject to the provisions of any Landlord's mortgage concerning the application of condemnation proceeds, cause such restoration and repair to the remaining portion of the Premises to be done as may be necessary to restore them to an architectural and usable whole reasonably suitable for the conduct of the business of Tenant.

                                  ARTICLE 10.
                      TENANT'S BREACH; LANDLORD'S REMEDIES

         10.01    TENANT'S BREACH

         The occurrence of any one of the following events shall constitute an "Event of Default" and a breach of this Lease by Tenant:

          (a) The failure by Tenant to make any payment of Base Rent, Additional Rent or other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant; provided, however, that no such notice shall be required if, during the preceding twelve (12) calendar months, Landlord shall have provided three (3) such notices.

          (b) The failure by Tenant to observe or perform any of the material covenants or obligations under this Lease to be observed or performed by Tenant, other than as specified in subsections (a) and (d) of this Section 10.01, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant (provided however, that if the default involves a hazardous condition or substance, Tenant shall have such shorter cure period as Landlord shall specify in writing in its written notice to Tenant of the default if such shorter period is reasonable under then existing circumstances, such as imminent danger of spread of contaminants or other danger to persons or health); provided, however, that if the nature of such failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be in default if Tenant shall commence such cure within said 30-day period and thereafter diligently prosecutes such cure to completion.

          (c) The abandonment of the Premises (or a substantial portion thereof) by Tenant.

          (d) The appointment by any court of a receiver, interim trustee or trustee to take possession of any asset or assets of Tenant, said receivership or trusteeship remaining undischarged for a period of sixty (60) days.

          (e) A general assignment by Tenant for the benefit of creditors.

          (f) The filing of a voluntary petition by Tenant in bankruptcy or any other petition under any section or chapter of the Bankruptcy Code or any similar law, whether state, federal or foreign, for the relief of debtors.

          (g) The filing against Tenant of an involuntary petition or any other petition under any section or chapter of the Bankruptcy Code or any similar law, whether state, federal or foreign, for the relief of debtors by the creditors of Tenant, said petition remaining undischarged for a period of sixty (60) days.

          (h) The levy, attachment, execution or judicial seizure of Tenant's interest in this Lease or all or any substantial part of the properties and assets of Tenant, such attachment, execution or other seizure remaining undismissed or undischarged for a period of fifteen (15) days after the levy thereof.

          (i) The admission in writing by Tenant of its inability to pay its respective debts or perform its obligations as they become due.

          (j) The calling of a meeting of the creditors representing a significant portion of the unsecured liabilities of Tenant for the purpose of effecting a moratorium, extension, composition or any of the foregoing.

          (k) The occurrence of any of the events specified in subsections (e) through (l), inclusive, with respect to any general partner of Tenant (if Tenant is a partnership) or any guarantor of Tenant's obligations under this Lease.

          (l) The occurrence of any event which expressly constitutes an incurable breach of this Lease.

         The notices specified in subsections (a) and (b) of this Section 10.01 shall be in lieu of, and not in addition to, any notices required under California Code of Civil Procedure Section 1161 or any successor statute.

         10.02    LANDLORD'S REMEDIES

         In the event of an Event of Default under Section 10.01 then Landlord, in addition to any other rights or remedies it may have at law, in equity or otherwise, shall have the following rights:

          (a) Landlord shall have the right to terminate this Lease and Tenant's right to possession of the Premises by giving written notice of termination to Tenant. No act by Landlord other than giving express written notice to Tenant shall terminate this Lease or Tenant's right to possession of the Premises. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy it may have, it is hereby agreed by Landlord and Tenant that the damages Landlord shall be entitled to recover under this Lease shall include without limitation:

               (i) The worth, at the time of award, of the unpaid Rent that has been earned at the time of the termination of this Lease;

               (ii) The worth, at the time of award, of the amount by which the unpaid Rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided;

               (iii) The worth, at the time of award, of the amount by which the unpaid Rent for the balance of the stated term hereof (determined without regard to the termination of this Lease for Tenant's breach) after the time of award exceeds the amount of the loss of Rent that Tenant proves could be reasonably avoided; and

               (iv) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's breach, including, but not limited to, the costs and expenses (including attorneys' fees, court costs, advertising costs and brokers' commissions) of recovering possession of the Premises, removing persons or property therefrom, placing the Premises in good order, condition and repair, preparing and altering the Premises for reletting and all other costs and expenses of reletting.

         "The  worth,  at the time of award," as used in  subparagraphs  (i) and
(ii) above shall be computed by allowing interest at the Agreed Rate. "The worth at the time of award," as referred to in subparagraph (iii) above shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). The terms "Rent" and "Rents" as used in this Section 10.02 shall include the Rent, and all Additional Rent and all other fees and charges required to be paid by Tenant pursuant to the provisions of this Lease.

          (b) Even though Tenant has breached or defaulted under this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate by express written notice Tenant's right to possession, and Landlord may enforce all of its rights and remedies under this Lease., including but not limited to the right to recover all Rents as they become due hereunder.

          (c) In addition, Landlord shall have the right to:

                  (1) Continue the Lease and Tenant's right to possession in effect (under California Civil Code Section 1951.4) after Tenant's breach and abandonment and recover the Rent as it becomes due, whether or not Tenant shall have abandoned the Premises.

                  (2) Re-enter the Premises and remove all persons or property from the Premises. Property may be stored or disposed of as provided under applicable law. Acts of re-entry or maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Landlord's interest under the Lease, shall not constitute a termination of the Tenant's right to possession unless Landlord has given a written notice of such election to Tenant.

                  (3) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state wherein the Premises are located.

         (d) The expiration or termination of this Lease and/or the termination of Tenant's right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Tenant's occupancy of the Premises.



         10.03    RIGHT TO CURE TENANT'S DEFAULT

         If, after the expiration of any cure or notice period, Tenant has failed to do any act required to be done by Tenant hereunder, Landlord may (but without being obligated to do so) cure such failure at Tenant's cost. If Landlord at any time, by reason of Tenant's failure to comply with the provisions of this Lease, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid and, if paid at a later date, shall bear interest at the Agreed Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. Such sum, together with interest thereon, shall be Additional Rent hereunder.

         10.04    LANDLORD'S REMEDIES NOT EXCLUSIVE

         The several rights and remedies herein granted to Landlord shall be cumulative and in addition to any others to which Landlord is or may be entitled by law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies which Landlord may have and shall not be deemed a waiver of any of Landlord's rights or remedies or to be a release of Tenant from any of Tenant's obligations, unless such waiver or release is expressed in writing and signed by Landlord.

         10.05    RECEIPT OF RENTS

         Landlord's acceptance of full or partial payment of Rent following any Event of Default shall not constitute a waiver of such Event of Default.

                                  ARTICLE 11.
                      LANDLORD'S DEFAULT; TENANT'S REMEDIES

         11.01    LANDLORD'S DEFAULT

         The failure by Landlord to observe or perform any of the material covenants or obligations under this Lease to be observed or performed by Landlord where such failure shall continue for a period of thirty (30) days after written notice thereof from Tenant to Landlord shall constitute a default of this Lease by Landlord; provided, however, that if the nature of such failure is such that more than thirty (30) days are reasonably required for its cure, then Landlord shall not be in default if Landlord shall commence such cure within said 30-day period and thereafter diligently prosecutes such cure to completion.

          11.02    TENANT'S REMEDIES

          (a) In the event of Landlord's default under Section 11.01 after the expiration of any applicable cure period, in addition to any other rights or remedies it may have at law, in equity or otherwise, Tenant, acting reasonably, shall have the right but not the obligation to cure Landlord's default, at Landlord's expense. If Tenant at any time, by reason of Landlord's failure to comply with the provisions of this Lease, pays any sum or does any act that requires the payment of any sum, the sum paid by Tenant shall be due immediately from Landlord to Tenant at the time the sum is paid and, if paid at a later date, shall bear interest at the Agreed Rate from the date the sum is paid by Tenant until Tenant is reimbursed by Landlord. In no event will such deduction be the basis of forfeiture of this Lease nor constitute a default in the payment of Rent unless Tenant fails to pay the amount of such deduction within ten (10) days after Tenant's receipt of notice of a final adjudication that such amount is owing to Landlord.

          (b) Tenant may recover from Landlord any and all damages or expenses suffered or incurred by Tenant as a result of such Landlord's Default; and

          (c) Tenant may obtain and enforce an order of specific performance against Landlord, or may enforce any other remedy available to Tenant at law or in equity.

         11.03    TENANT'S REMEDIES NOT EXCLUSIVE

         The several rights and remedies herein granted to Tenant shall be cumulative and in addition to any others to which Tenant is or may be entitled by law or in equity (provided, however, that Tenant waives any offset rights it may have), and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies which Tenant may have and shall not be deemed a waiver of any of Tenant's rights or remedies or to be a release of Landlord from any of Landlord's obligations, unless such waiver or release is expressed in writing and signed by Tenant.

         11.04    PAYMENT OF RENTS

         Tenant's full or partial payment of Rent following any default of Landlord under this Lease shall not constitute a waiver of such default.

                                  ARTICLE 12.
                              HAZARDOUS SUBSTANCES

         12.01    TENANT'S OBLIGATIONS.

         Tenant will not generate, bring onto, use, store or dispose of any Hazardous Substance (as hereinafter defined) on or about the Premises except for such substances that are reasonably required in the ordinary course of Tenant's business conducted on the Premises or otherwise approved in writing by Landlord. Tenant will use, store and dispose of all such Hazardous Substances in compliance with all applicable statutes, ordinances and regulations in effect during the Lease Term that relate to public health and safety and protection of the environment ("Environmental Laws"). Tenant will, at its sole cost and expense, clean-up and remediate any Hazardous Substance released on or about the Premises by Tenant and will indemnify, defend and hold harmless Landlord from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties and attorneys fees, relating to Hazardous Substances, if any, brought onto the Premises by Tenant or Tenant's agents or employees.

         12.02    NOTICE OF RELEASE OR INVESTIGATION.

         If during the Term of this Lease either party becomes aware of (i) any actual or threatened release of any Hazardous Substance on, under, or about the Premises, or (ii) any inquiry, investigation, proceeding or claim by any government agency or other person regarding the presence or alleged presence of any Hazardous Substance on, under or about the Premises, that party will give the other party written notice of the release, inquiry, investigation, proceeding or claim within five (5) days after learning about it and will simultaneously furnish to the other party copies of any correspondence, claims, notices of violations, reports or other writings received or sent by the party providing notice that pertain to the release or investigation.

         12.03    DEFINITION OF "HAZARDOUS SUBSTANCE".

         For  purposes  of this Lease,  the term  "Hazardous  Substance"  means:
(i)any "hazardous substance," as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) (42 United States Code sections 9601-9675); (ii) "hazardous waste," as that term is defined in the Resource Conservation and Recovery Act of 1976 (RCRA) (42 United States Code sections 6901-6992k); (iii) any pollutant, contaminant, or hazardous, dangerous, or toxic chemical, material, or substance, within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders imposing liability or standards of conduct concerning any hazardous, dangerous, or toxic waste, substance, or material, now or hereafter in effect); (iv) petroleum, crude oil or any fraction thereof; (v) radioactive material, including any source, special nuclear, or byproduct material as defined in 42 United States Code sections 2011-2297g-4; (vi) asbestos in any form or condition; and (vii) polychlorinated biphenyls ("PCBs") and substances or compounds containing PCBs.

                                  ARTICLE 13.
                  SUBORDINATION, NON-DISTURBANCE and attornment

         Concurrently with the mutual execution of this Lease, Landlord, Tenant and each Landlord's mortgagee shall execute and deliver a Non-Disturbance, Subordination and Attornment Agreement in substantially the form attached as EXHIBIT D to this Lease ("Non-Disturbance Agreement"). If a non-disturbance agreement reasonably satisfactory to Tenant is not executed by each existing Landlord's mortgagee and by Landlord by said date, Tenant may at any time thereafter and prior to its actual receipt of such an executed non-disturbance agreement terminate this Lease upon written notice to Landlord. At the election of any subsequent mortgagee of Landlord, the rights of Tenant hereunder will be subject and subordinate to such mortgagee's Encumbrance (as hereinafter defined); provided, however, that such subordination of Tenant's rights will only be effective if prior to or concurrently therewith, Tenant receives a commercially reasonable Non-Disturbance Agreement executed by Landlord and such mortgagee, which Non-Disturbance Agreement Tenant also agrees to execute. If Landlord's interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at the foreclosure sale, Tenant shall attorn to any transferee of or successor to Landlord's interest in the Property who has previously delivered to Tenant a Non-Disturbance, Subordination and Attornment Agreement consistent with this
Article 13. For purposes of this Lease, the term "Encumbrance" will mean each deed of trust, mortgage, or other written security device or agreement which now encumbers, or may in the future encumber the Premises or any part thereof, and the note or other obligation it secures, and each lease of which Landlord is the lessee which covers, or may in the future cover, the Premises or any part thereof; and the terms "Landlord's mortgagee" and "mortgagee of Landlord" include the mortgagee under each such mortgage, the beneficiary under each such deed of trust, and the lessor under each such ground lease.

                                  ARTICLE 14.
                             TAXES AND OTHER CHARGES

         14.01    PAYMENT OF TAXES

         Landlord shall pay all real estate taxes and general and special assessment levied and assessed against the Property and the improvements thereon.

          14.02    TENANT'S OBLIGATIONS

          (a) Tenant shall  reimburse  Landlord,  as Common Area  Charges  under
Section 3.02, for any and all real estate taxes and general or special assessments levied and assessed against the Premises or upon, allocable to, or measured by or on the gross or net rent payable hereunder, but excluding (i) inheritance, estate, succession or transfer taxes of Landlord, (ii) income, excise, franchise or gross profits taxes on Landlord or any other taxes imposed on or measured by the net income of Landlord from all sources.

          (b) Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property or Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

         14.03    RIGHT TO CONTEST

         Landlord shall, at the request of Tenant and at Tenant's sole cost and expense, seek a reduction in the assessed valuation of the Premises or otherwise contest any real property taxes or assessments applicable to the Premises. If so requested by Tenant, Landlord will join in such proceeding or contest or permit it to be brought in Landlord's name, and will otherwise cooperate with Tenant in connection with any such proceeding or contest. In the event Landlord is successful in any such proceeding or contest, Landlord will promptly pay over to Tenant the amount of any refund or rebate of overpaid taxes received by Landlord from the taxing authority attributable to the Premises.

                                  ARTICLE 15.
                           UTILITY AND OTHER SERVICES

         15.01    UTILITY CHARGES

         Landlord shall make application and otherwise arrange, and pay or cause to be paid all charges for water, sewer, gas, electricity, light, power, telephone and any other utility services used in or on or supplied to or for the Premises, or any part thereof. Tenant shall pay a pro rata share of such charges based upon Tenant's use. The Parties shall act in good faith to agree on Tenant's pro rata share on an annual basis. Landlord at its sole cost and expense shall use commercially reasonable efforts to cause the providers of all such utilities to install separate meters for the utilization thereof at the Premises. From and after the completion of such separate metering, all future utility expenses in respect thereof (including any taxes thereon) shall be paid by Tenant directly to such provider. Upon the request of Landlord, Tenant shall deliver to Landlord copies of all invoices or bills for such charges with evidence reasonably satisfactory to Landlord that such charges have been paid.

         15.02    SECURITY; LANDLORD NONRESPONSIBILITY; INDEMNITY

         Tenant expressly agrees that Tenant shall have the sole responsibility for providing surveillance and security relating to the Premises and the persons therein and the activities conducted in and about Premises, including, without limitation, surveillance necessary to maintain the integrity of the casino activities, and Landlord shall have no responsibility with respect thereto. Under no circumstances, and in no event, shall Landlord be liable to Tenant, any Subtenant or any other person by reason of any theft, burglary, robbery, assault, trespass, arson, unauthorized entry, vandalism, or any other act of any person (other than a duly authorized agent of Landlord) occurring in or about the Premises, and Tenant shall indemnify Landlord and its agents, contractors and employees and hold each of them harmless from and against any and all losses, liabilities, judgments, costs or expenses (including reasonable attorneys' fees and other costs of investigation or defense) which they may suffer or incur by reason of any claim asserted by any person arising out of, or related to, any of the foregoing.

                                  ARTICLE 16.
                               GENERAL PROVISIONS

         16.01    ESTOPPEL CERTIFICATES

         Either party shall, without charge, at any time and from time to time, within ten (10) business days after request by the other party, deliver a written certificate duly executed and acknowledged, certifying to the requesting party, or any other person or entity specified by the requesting party:

          (a) That this Lease is unmodified and in full force and effect, or if there has been any modification, that the same is in full force and effect as so modified, and identifying any such modification;

          (b) Whether or not to the knowledge of the certifying party there are then existing any offsets or defenses in favor of such party against the enforcement of any of the terms, covenants and conditions of this Lease and, if so, specifying the same, and also whether or not to the knowledge of the certifying party, the requesting party has observed and performed all of the terms, covenants and conditions on its part to be observed and performed, and, if not, specifying the same;

          (c) The dates to which Base Rent, Additional Rent and all other charges hereunder have been paid; and

          (d) Any other matter which reasonably relates to the tenancy created hereby and the contractual relationship between Landlord and Tenant.

         The failure of the certifying party to deliver such certificate within five (5) business days after a second written request shall constitute a default hereunder and shall be conclusive upon Landlord, Tenant and any other person, firm or corporation for whose benefit the certificate was requested, that this Lease is in full force and effect without modification except as may be represented by the requesting party, and that there are no uncured defaults on the part of the requesting party. If the certifying party does not deliver such certificate to the requesting party or such person designated by the requesting party within such 10-day period, the certifying party shall be liable to the requesting party for all damages, losses, costs and expenses proximately resulting from the certifying party's failure to timely deliver such certificate. If the certifying party makes any false statement or claim in any such certificate, the certifying party shall be liable to the requesting party for all damages, losses, costs and expenses proximately resulting therefrom.

         16.02    LANDLORD'S RIGHT OF ENTRY

         Landlord and its authorized representatives may, at reasonable times and on not less than forty-eight (48) hours prior written notice to Tenant, and accompanied by a representative of Tenant, enter the Premises to: (i) inspect the Premises; (ii) show the Premises to prospective purchasers or mortgagees and, during the last nine (9) months of the Lease Term, to prospective tenants;
(iii) serve, post and keep posted notices or non-responsibility or other notices required by law or permitted by this Lease; (iv) perform any repairs, replacements or maintenance required of Landlord hereunder; or (v) perform any covenants of Tenant that Tenant fails to perform, in accordance with Section
10.03. To the
extent  reasonably  practicable,  Landlord  will  exercise its rights under this
Section 16.02 in such a manner as to minimize the Impact on Tenant's business in and occupancy of the Premises. Notwithstanding anything to the contrary herein, Landlord and its authorized representatives may enter the Premises without any advance notice when necessary to address an emergency situation which poses a threat of imminent bodily harm or substantial property damage.

         16.03    WAIVER

         No waiver of any breach of any covenant or condition herein contained shall be effective unless such waiver is in writing, signed by the aggrieved party and delivered to the breaching party. The waiver by the aggrieved party of any such breach or breaches, or the failure by the aggrieved party to exercise any right or remedy in respect of any such breach or breaches, shall not constitute a waiver or relinquishment for the future of any such covenant or condition or of any subsequent breach of any such covenant or condition nor bar any right or remedy of the aggrieved party in respect of any such subsequent breach. The receipt of any Rent after the expiration of any cure period provided for in this Lease (regardless of any endorsement on any check or any statement in any letter accompanying any payment of Rent) by Landlord shall not operate as an accord and satisfaction or a waiver of the right of Landlord to enforce the payment of Rents previously due or as a bar to the termination of this Lease or the enforcement of any other remedy for default in the payment of such Rents previously due, or for any other breach of this Lease by Tenant.

         16.04    SURRENDER OF PREMISES; HOLDING OVER

         Tenant shall, at the end of the Term, surrender the Premises to Landlord together with any personal property therein belonging to Landlord and alterations made thereto, in good order, repair, and condition, except for damage caused by casualty or by subsidence or other earth movement, obsolescence, ordinary physical depreciation, or ordinary wear and tear, or by Landlord's failure to perform its obligations under this Lease, and except for the matters and things which Landlord is required to do or repair under this Lease. Tenant shall have the right at any time on or before the termination of this Lease to remove from the Premises all merchandise, signs, fixtures, furniture, furnishings, partitions, and equipment installed and owned by Tenant; provided, however, Tenant shall repair any damage to the Premises caused by any such removal. Heating, ventilating, air conditioning, plumbing, bulkheads, partition walls, ceilings, electrical and sprinkler equipment, and other permanent fixtures and alterations shall not be removed by Tenant. If Tenant holds over after the expiration or earlier termination of the Term, Tenant will become a tenant from month to month upon the same terms as herein provided except that Base Rent shall be an amount equal to one hundred and fifty percent (150%) of the Base Rent payable prior to such expiration or termination. Such month to month tenancy will continue until the tenancy is terminated at the end of any month by the giving of at least thirty (30) days written notice by either party hereto to the other.

         16.05    NOTICES

         Wherever in this Lease one party to this Lease is required or permitted to give or serve a notice, statement, request or demand to or on the other, such notice, statement, request or demand shall be given or served upon the party to whom directed in writing and shall be delivered personally or forwarded by registered or certified mail, postage prepaid, return receipt requested, or by prepaid express mail or overnight courier, addressed to Landlord or Tenant, as the case may be, at the address of that party set forth below with copies to be sent concurrently as follows:

         If to Tenant:                  Hollywood Park, Inc.
                                        330 North Brand Avenue
                                        Suite 1100
                                        Glendale CA 91203
                                        Attention: General Counsel

         With a copy to:                Irell & Manella LLP
                                        1800 Avenue of the Stars
                                        Suite 900
                                        Los Angeles, CA 90067
                                        Attention: Sandra G. Kanengiser

         If to Landlord:                Churchill Downs California Company
                                        1050 South Prairie Avenue
                                        Inglewood, California 90306-0369
                                        Attention:  President

         With a copy to:
                                        Churchill Downs Incorporated
                                        700 Central Avenue
                                        Louisville, Kentucky 40208
                                        Attention: John R. Long, Chief Operating
                                        Officer



         Either party may change its address for notice by written notice given to the other in the manner hereinabove provided. Any such notice, statement, request or demand shall be deemed to have been duly given or served on the date personally delivered or two (2) business days after the date deposited in the United States mail in accordance with this Section 16.05.

         16.06    PARTIAL INVALIDITY; CONSTRUCTION

         If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be held to be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. This Lease shall be governed by and construed under the laws of the State of California. When required by the context of this Lease, the singular shall include the plural, and the neuter shall include the masculine and feminine.

         16.07    CAPTIONS

         The captions and headings in this Lease are inserted only as a matter of convenience and for reference, and they in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

         16.08     MEMORANDUM OF LEASE

         Concurrently herewith the parties have executed a Memorandum of Lease which will be promptly recorded in the Official Records of the City and County of Los Angeles. This Lease and said Memorandum of Lease will be construed together as one instrument provided, however, that the terms, covenants and conditions of this Lease will control over such Memorandum.

         16.09    READERBOARD SIGNS

         Tenant shall retain its exposure on the Readerboard Signs consistent with the fixed and electronic exposure currently dedicated to the Hollywood Park-Casino. In the event Landlord sells or otherwise transfers its rights in the Readerboard Signs, such sale or transfer shall be subject to Tenant's rights hereunder for the term of the Lease and the Extension Period. Landlord shall be entitled to retain all revenue received from third parties for the use of the Readerboard Signs and shall bear sole responsibility for the maintenance and repair and payment of all utility and other expenses of the Readerboard Signs.

         16.10    SIGNAGE

         Subject to compliance with Applicable Laws, Tenant may install its signs on the Premises at its sole cost and expense. Tenant will be responsible for the maintenance and repair of such signs, and will remove such signs at its expense at the end of the Term. Tenant shall be responsible for repairs to the improvements (including the roof) arising as a result of the maintenance or removal of signage. Any such signage installed after the Commencement Date visible from outside of the Premises shall be subject to Landlord's prior approval, not to be unreasonably withheld or delayed. Landlord will not take any action on or about the Property that will obstruct the visibility of such signs.

         16.11    BROKERS' COMMISSIONS

         Each party represents and warrants to the other party that it has had no dealings with any broker, finder or agent in connection with the subject matter of this Lease or any of the transactions contemplated hereby. Each party agrees to defend, indemnify and hold harmless the other party from any claim, suit, liability, cost or expense (including attorneys' fees) with respect to brokerage or finder's fees or commissions or other similar compensation alleged to be owing on account of such party's dealings (or alleged dealings) with any real estate broker, agent, finder or other person.

          16.12    ATTORNEYS' FEES

          (a) In the event of any litigation between Landlord and Tenant alleging a breach of this Lease by either party, or seeking a declaration of the rights of the parties hereunder, the losing party shall pay to the prevailing party its costs of litigation including reasonable attorneys' fees.

          (b) Each party shall reimburse the other party, upon demand, for all costs and expenses (including attorneys' fees) incurred by such party in connection with any bankruptcy proceeding, or other proceeding under Title 11 of the United States Code (or any successor or similar law) involving the other party.

         16.13    COUNTERPARTS

         This Lease may be executed in two or more counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same instrument.

         16.14    SOLE AGREEMENT

         This Lease contains all of the agreements of the parties hereto with respect to the matters covered hereby, and no prior agreements, oral or written, or understandings or representations of any nature whatsoever pertaining to any such matters shall be effective for any purpose unless specifically incorporated in the provisions of this Lease or said agreements.

         16.15    SUCCESSORS AND ASSIGNS

         Subject to the provisions hereof relative to assignment, this Lease shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, and the terms "Landlord" and "Tenant" shall include the respective successors and assigns of such parties. In the event Landlord sells or otherwise transfers its interest as Landlord in and to this Lease (other than a transfer or assignment to a lender for purposes of security), Landlord will be released from all liability and obligations under this Lease that accrue after the effective date of transfer, subject to the following restrictions: (i) Landlord will not be released from its obligations under this Lease unless the transferee assumes in writing, for the benefit of Tenant, Landlord's obligations under this Lease from and after the date of transfer; and (ii) nothing contained herein shall release or be construed to release Landlord from any of its obligations or liabilities under this Lease that accrue before the date of transfer.

         16.16    TIME IS OF THE ESSENCE

         Time is of the essence with respect to the performance or observance of each of the obligations, covenants and agreements of each of Landlord and Tenant under this Lease.

         16.17    SURVIVAL OF COVENANTS

         Except with respect to those conditions, covenants and agreements of this Lease which by their express terms are applicable only to, or which by their nature could only be applicable after, a certain date or time during the term hereof, all of the conditions, covenants and agreements of this Lease shall be deemed to be effective as of the date of this Lease. Any obligation arising during the Term of this Lease under any provision hereof, which by its nature would require Landlord and/or Tenant to take certain action after the expiration of the Term or other termination of this Lease, including any termination resulting from the breach of this Lease by Landlord or Tenant, shall be deemed to survive the expiration of the Term or other termination of this Lease to the extent of requiring any action to be performed after the expiration of the Term or other termination hereof which is necessary to fully perform the obligation that arose prior to such expiration or termination.

         16.18    LANDLORD'S CONSENT OR APPROVAL

         Where any provision of this Lease requires the consent or approval of Landlord to any action to be taken or of any instrument or document submitted or furnished by Tenant or otherwise, such consent or approval shall not be unreasonably withheld or delayed by Landlord unless such provision entitles Landlord to the discretionary withholding of any such consent or approval required thereby. The consent or approval of Landlord to or of any such act, instrument or document shall not be deemed a waiver of, or render unnecessary, Landlord's consent or approval to or of any subsequent similar or dissimilar acts to be taken or instruments or documents to be submitted or furnished by Tenant hereunder.

         16.19    ENTIRE AGREEMENT

         This Lease together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or Tenant or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties hereto.

         16.20    JOINT AND SEVERAL OBLIGATIONS

         If more than one person or entity is Tenant or Landlord, the obligations imposed on that party shall be joint and several. If either Landlord or Tenant is a partnership, the obligations of each general partner shall be joint and several.

         16.21    NO OFFER

         The submission of this document for examination and discussion does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document will become effective and binding only upon execution and delivery by Landlord and Tenant.

         16.22    CORPORATE RESOLUTION

         If either party hereto is a corporation, it will deliver to the other party, upon execution of this Lease, a certified copy of a resolution of its board of directors authorizing the execution of this Lease and naming the officer or officers who are authorized to execute this Lease on behalf of the corporation.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.

                  LANDLORD:                 Churchill Downs California Company,
                                              a Kentucky corporation


                                            By: /S/ ROBERT L. DECKER

                                            Its: VICE PRESIDENT



                                            By:/S/ REBECCA C. REED

                                            Its:  SECRETARY



                  TENANT:                   Hollywood Park, Inc.,
                                            a Delaware corporation




                                            By: /S/ R.D. HUBBARD
                                                R.D. Hubbard
                                                Chairman of the Board and
                                                Chief Executive Officer